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                                   EXHIBIT 6
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                             CASH SECURITY AGREEMENT

           This agreement is made effective January 10, 1997, at Columbus, Ohio, between Crown NorthCorp, Inc., an Ohio corporation ("Debtor"), having its principal place of business at 1251 Dublin Road, Columbus, Ohio 43215 and The Fifth Third Bank of Columbus, an Ohio banking corporation ("Secured Party"), having its principal place of business at 21 East State Street, Columbus, Ohio 43215, who hereby agree as follows:

           Section 1. Grant of Security Interest. To secure the payment of the $500,000 Note (defined in Section 2 below) and Debtor's obligations under the Loan Agreement (defined in Section 2 below), Debtor grants to Secured Party a security interest in, and pledges, assigns, and transfers to Secured Party, all of Debtor's rights, title, and interests in and to all of Debtor's cash on deposit with Secured Party in money market account no. 75935177 (the "Account"), including any and all substitutions, replacements, and renewals thereof, all interest, dividends, proceeds, or earnings therefrom, and any and all other funds or property which Debtor is now or may hereafter be entitled to receive therefrom (collectively, the "Collateral").

           Section 2. Obligations Secured. This agreement is being made in connection with the Loan Agreement dated this same date between Debtor and Secured Party (the "Loan Agreement") and shall secure all obligations of Debtor to Secured Party arising under the Loan Agreement, including without limitation: (a) the $500,000 Note (as defined in the Loan Agreement); (b) all of Debtor's obligations under the other Loan Documents (as defined in the Loan Agreement); and (c) any other indebtedness to Secured Party, whether or not any such obligations are now or hereafter evidenced by promissory notes or other documents and irrespective of any guarantees or other security now or hereafter given for any such obligations (collectively, the "Obligations").

           Section 3. Possession of the Collateral. Upon execution of this agreement, Debtor is delivering the Collateral to Secured Party and Secured Party shall, subject to Section 4, below, retain possession of the Collateral until such time as all of the Obligations have been satisfied in full.

           Section 4. Withdrawals from Account; Minimum Balance. Debtor may make withdrawals from the Account, from time to time, provided that no Event of Default exists (as defined in the Loan Agreement), and provided further that the Account shall have a minimum of $400,000 on deposit at all times.

           Section 5. Representations and Warranties. Debtor represents and warrants to Secured Party that: (a) no consent or approval of any third party is necessary for the valid execution, delivery, and performance of this agreement by Debtor; (b) Debtor has full right, power, and authority to enter into and perform this agreement, and this agreement constitutes a legally-binding obligation of Debtor; (c) the Collateral is free and clear of all liens, charges, pledges, claims, security interests or any other encumbrances (collectively, "Liens"); and (d) this agreement, along with the Intercreditor Agreement among Debtor, Secured Party, and The Huntington

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  National Bank dated this same date (the "Intercreditor Agreement"), creates a
  (i) valid first-priority security interest in the Account for $500,000 and
  (ii) a valid second-priority security interest in the Account for any sums exceeding $500,000.

           Section 6. Covenants of Debtor. Debtor shall (a) keep the Collateral free and clear of all Liens, except for the security interest created hereby and the lien of The Huntington National Bank which lien will be subordinated in the amount of $500,000 to the Secured Party's lien created by this agreement as contemplated by the Intercreditor Agreement; (b) pay all taxes, assessments, or other charges which might result in a Lien against the Collateral; and (c) not sell, transfer, or assign any right, title, or interest in or to the Collateral to any person or entity, without the prior written consent of Secured Party, which consent may be arbitrarily withheld.

           Section 7. Execution of Documents. Debtor shall execute any documents and take any other actions requested by Secured Party from time to time to perfect or protect the security interest granted or purported to be granted by this agreement or to enable Secured Party to exercise or enforce its rights or remedies under this agreement.

           Section 8. Event of Default. Upon the occurrence of an Event of Default, Secured Party may exercise, with respect to the Collateral, all rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted and set forth in the Ohio Revised Code (including without limitation Chapter 1309, Ohio Revised Code) and all other rights and remedies under this agreement or otherwise available to Secured Party. In any action or proceeding to enforce its rights or remedies under this agreement, Secured Party shall be entitled forthwith to immediate exclusive possession and control of the Collateral and to receive directly all payments due or otherwise being made on any of the Collateral, and, upon ex parte application by Secured Party to any court of competent jurisdiction without notice to Debtor, shall be entitled to an order giving such immediate exclusive possession and control to Secured Party or, if Secured Party so elects, to an order appointing a receiver for the Collateral and without any requirement of bond or other security and without any showing that immediate or irreparable injury, loss, or damage will result if such an order is not issued by that court. For purposes of this agreement, notice to Debtor prior to the date of public sale of any Collateral or five days prior to the date after which private sale or other disposition of any Collateral will be made shall constitute reasonable notice of any such sale.

           Section 9. Notices. All notices and other communications under this agreement to be made to either Secured Party or Debtor shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed electronically), or mailed by certified mail (return receipt requested) or sent by Federal Express, UPS, or other nationally recognized overnight delivery service for overnight delivery to that party at the address for that party (or at such other address for such party as such party shall have specified in notice to the other party):


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                      (a)   If to Secured Party:

                            The Fifth Third Bank of Columbus
                            21 East State Street
                            Columbus, Ohio 43215
                            Attn: Charles D. Hale
                            Telecopy No.: (614) 341-2606

                            With a copy to Secured Party's Counsel:

                            Baker & Hostetler LLP
                            65 East State Street, Suite 2100
                            Columbus, Ohio 43215
                            Attn: Paul G. Ghidotti, Esq.
                            Telecopy No.: (614) 462-2616

                      (b)   If to Debtor:

                             Crown NorthCorp, Inc.
                             1251 Dublin Road
                             Columbus, Ohio 43215
                             Attn: Richard A. Brock
                             Telecopy No.: (614) 488-9780

                             With a copy to:

                             Stephen W. Brown
                             Crown NorthCorp, Inc.
                             1251 Dublin Road
                             Columbus, Ohio 43215
                             Telecopy No.: (614) 488-9780

           Section 10. Governing Law. All questions concerning the validity or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance under this agreement shall be construed and resolved under the laws of Ohio.

           Section 11. Severability. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this agreement, which shall remain in full force and effect.

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           Section 12. Venue. The parties to this agreement hereby designate the
  Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and exclusive venue for any actions or proceedings relating to this agreement; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

           Section 13. Nonwaiver. No failure by either party to insist upon compliance with any term of this agreement or to exercise any option, enforce any right, or seek any remedy upon any default of either party shall affect or constitute a waiver of the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect, or constitute a waiver of, either party's right to demand strict compliance with the provisions of this agreement.

           Section 14. No Third Party Benefit. This agreement is intended for the exclusive benefit of the parties to this agreement and their respective heirs, successors, and assigns, and nothing contained in this agreement shall be construed as creating any rights or benefits in or to any third party.

           Section 15. Jury Trial Waiver. Debtor, after consulting or having the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in any action or proceeding based upon or arising out of this agreement or any of the Loan Documents or any course of conduct, dealings, statements, whether oral or written, or actions of either party. Debtor shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

           Section 16. Complete Agreement. This agreement (including any exhibits and any documents incorporated into this agreement by reference) contains the entire agreement among the parties and supersedes any prior agreements, negotiations, representations, or discussions among them with respect to the subject matter of this agreement. No additions or other changes to this agreement shall be binding upon either party unless made in writing and signed by both parties.

           Section 17. Counterparts. This agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute one original agreement, binding on all of the parties, whether or not both of the parties have executed the same counterparts and whether or not the signature pages from different counterparts have been combined, and the signature of any party to any counterpart shall be deemed to be that party's signature to any other counterpart and may be appended to any other counterpart.

           Section 18. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.

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           Section 19. Survival. All agreements, obligations, warranties, and representations under this agreement shall survive any modifications made by either party to this agreement.

           Section 20. Genders and Numbers. When permitted by the context, each pronoun used in this agreement includes the same pronoun in other genders or numbers and each noun used in this agreement includes the same noun in other numbers.

           Section 21. Successors. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors and assigns of each party to this agreement.

           Section 22. Cumulative Effect. This agreement is intended as additional security to Secured Party and does not supersede, waive, or otherwise affect any other security interests, guarantees, or other agreements between Secured Party and Debtor.

  CROWN NORTHCORP, INC.                               THE FIFTH THIRD BANK OF
                                                      COLUMBUS


  By /s/Stephen W. Brown                              By: /s/Charles D. Hale
     -------------------------                            -------------------
  Print Name: Stephen W. Brown                            Charles D. Hale
              ----------------                            Vice President
  Its Secretary
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